As filed with the Securities and Exchange Commission on June 19, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOODYEAR TIRE & RUBBER COMPANY GOODYEAR CAPITAL TRUST I GOODYEAR CAPITAL TRUST II GOODYEAR CAPITAL TRUST III	Ohio Delaware Delaware Delaware	34-0253240 01-6212692 01-6212694 01-6212698
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1144 East Market Street

Akron, Ohio 44316-0001
(330) 796-2121
(Address, including zip code and telephone number, of registrant’s principal executive offices)

C. Thomas Harvie, Esq., Senior Vice President, General Counsel and Secretary

THE GOODYEAR TIRE & RUBBER COMPANY
1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Address, including zip code and telephone number, of agent for service)

Copies to:

Gerry V. Wittkamper, Esq. The Goodyear Tire & Rubber Company 1144 East Market Street Akron, Ohio 44316-0001	John W. White, Esq. Cravath, Swaine & Moore Worldwide Plaza 825 Eighth Avenue New York, New York 10019-7475

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

(Continued on next page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Unit (2)	Price(1)(3)	Registration Fee (5)

Debt Securities of The Goodyear Tire & Rubber Company (“Goodyear”) (6)	(4)	(4)	(4)	(4)
Subordinated Debt Securities of Goodyear (7)	(4)	(4)	(4)	(4)
Common Stock (without par value) of Goodyear (8) (9)	(4)	(4)	(4)	(4)
Warrants of Goodyear (10) (11)	(4)	(4)	(4)	(4)
Stock Purchase Contracts of Goodyear (12)	(4)	(4)	(4)	(4)
Stock Purchase Units of Goodyear (13)	(4)	(4)	(4)	(4)
Trust Preferred Securities Of Goodyear Capital Trusts I, II and III (14)	(4)	(4)	(4)	(4)
Guarantees of Trust Preferred Securities of Goodyear Capital Trusts I, II and III and Certain Backup Obligations (15)	(4)	(4)	(4)	(4)
Units (16)	(4)	(4)	(4)	(4)
Goodyear Common Stock reserved for issuance upon conversion or exchange of Debt Securities (17)(18)	(4)	(4)	(4)	(4)

Total	$2,000,000,000		$2,000,000,000	$184,000.00

(1)	The aggregate initial offering price of the securities issued under this registration statement (including securities issued at an original issue discount) will not in any event exceed $2,000,000,000 or, if any securities are in any foreign currency units, the United States Dollar equivalent of $2,000,000,000.

(2)	The proposed maximum offering price per unit will be determined from time to time by The Goodyear Tire & Rubber Company (“Goodyear”) in connection with the issuance by the registrants of the securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fees pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Not applicable pursuant to General Instruction II.D. to Form S-3.

(5)	Calculated in accordance with Rule 457(o) under the Securities Act and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

(6)	There is being registered hereunder such indeterminate principal amount of Debt Securities as may be sold from time to time. If any Debt Securities are issued at an original issue discount, the offering price shall be in such greater principal amount as may result in the initial aggregate offering price for Debt Securities not to exceed $2.0 billion less the amount of any securities previously issued under this Registration Statement. Debt Securities may be issued and sold to Goodyear Capital Trusts I, II and III, in which event such Debt Securities may later be distributed to the holders of trust preferred securities upon the dissolution of Goodyear Capital Trusts I, II and III and the distribution of their assets.

(7)	There is being registered hereunder such indeterminate amount of Subordinated Debt Securities as may be sold from time to time. If any Debt Securities are issued at an original issue discount, the offering price shall be in such greater principal amount as may result in the initial aggregate offering price for Debt Securities not to exceed $2.0 billion less the amount of any securities previously issued under this Registration Statement. Debt Securities may be issued and sold to Goodyear Capital Trusts I, II and III, in which event such Debt Securities may later be distributed to the holders of trust preferred securities upon the dissolution of Goodyear Capital Trusts I, II and III and the distribution of their assets.

(8)	There is being registered hereunder such indeterminate number of shares of the Common Stock of Goodyear as from time to time may be issued at indeterminate prices. Includes Common Stock which may be purchased by underwriters to cover over-allotments, if any.

(9)	Each share of Common Stock of Goodyear issued will include one Preferred Share Purchase Right. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock. No separate consideration will be payable for the preferred stock purchase rights.

(10)	There is being registered hereunder an indeterminate principal amount of Warrants of Goodyear, representing rights to purchase certain of the Debt Securities, Subordinated Debt Securities and Common Stock of Goodyear registered hereunder as may be issued upon the conversion of, in exchange for, or upon the exercise of convertible or exchangeable securities that may be offered pursuant to a prospectus filed with this Registration Statement.

(11)	Warrants to purchase the above referenced securities may be offered and sold separately or together with other securities.

(12)	There is being registered hereunder such indeterminate number of Stock Purchase Contracts of Goodyear as may be sold from time to time.

(13)	There is being registered hereunder such indeterminate number of Stock Purchase Units of Goodyear as may be sold from time to time.

(14)	There is being registered hereunder such indeterminate number of Trust Preferred Securities of Goodyear Capital Trust I, Goodyear Capital Trust II and Goodyear Capital Trust III as may be sold from time to time.

(15)	There is being registered hereunder all guarantees and certain backup obligations that Goodyear may have with respect to Trust Preferred Securities that may be issued by Goodyear Capital Trust I, II and III. No separate consideration will be received for the guarantees or any other such obligations.

(16)	Consisting of some or all of the securities listed above, in any combination, including Debt Securities, Subordinated Debt Securities, Common Stock, Warrants, Stock Purchase Contracts and Units and Trust Preferred Securities and related Guarantees.

(17)	In addition to any shares of Common Stock that may be issued directly under this Registration Statement, there are also being registered hereunder such indeterminate number of shares of Goodyear Common Stock as may be issued upon conversion of or in exchange for any Debt Securities or Subordinated Debt Securities of Goodyear or Trust Preferred Securities of the Goodyear Capital Trusts that provide for such conversion or exchange as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for the Goodyear Common Stock issued upon such conversion or exchange.

(18)	Also includes such indeterminate number of shares of Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units as may be issued (with or without separate consideration) upon conversion of, or in exchange for, or upon exercise of such convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2002

PROSPECTUS

$2,000,000,000

The Goodyear Tire & Rubber Company

Debt Securities

Subordinated Debt Securities
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Units

Goodyear Capital Trust I

Goodyear Capital Trust II
Goodyear Capital Trust III

Trust Preferred Securities

Guaranteed as set forth herein by
The Goodyear Tire & Rubber Company

       We or the Goodyear Capital Trusts may offer and sell the following types of securities described in this prospectus in one or more offerings up to a total aggregate initial offering amount of $2,000,000,000 or an equivalent amount if any securities are denominated in any foreign currency:

•	our unsecured debt securities in one or more series, which may be unsubordinated or subordinated debt securities, consisting in each case of notes, bonds, debentures or other evidences of indebtedness;

•	shares of our common stock;

•	warrants to purchase debt securities or our common stock;

•	stock purchase contracts and stock purchase units;

•	trust preferred securities issued by one of the Goodyear Capital Trusts; and

•	units consisting of all or some of these securities in any combination.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading Where You Can Find More Information About Goodyear, carefully before you invest.

      Our Common Stock, without par value, is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbol “GT”.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June      , 2002

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION ABOUT GOODYEAR
DESCRIPTION OF GOODYEAR
DESCRIPTION OF GOODYEAR CAPITAL TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
Debt Securities (Unsubordinated)
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES
DESCRIPTION OF UNITS
FORMS OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
PART II
SIGNATURES
INDEX OF EXHIBITS
EX-1.1 Underwriting Agreement for Debt Securities
EX-1.2 Form of Underwriting Agreement Common Stock
EX-4.1 Certificate of Amend. Articles of Incorp.
EX-4.2 Code of Regulations
EX-4.3 Amended & Restated Rights Agreement
EX-4.4 Specimen Nondenominational Certificate
EX-4.5 Indenture Between Goodyear and JP Morgan
EX-4.6 Indenture Between Goodyear and JP Morgan
EX-4.7 Debt Warrant Agreeement
EX-4.8 Stock Warrant Agreement
EX-4.11 Declaration of Trust of Goodyear Capital
EX-4.12 Certificate of Trust of Goodyear Capital
EX-4.13 Declaration of Trust of Goodyear Capital
EX-4.14 Certificate of Trust of Goodyear Capital
EX-4.15 Declaration of Trust of Goodyear Capital
EX-4.16 Cert. of Trust of Goodyear Capital Trust
EX-4.17 Guarantee Agreement
EX-5.1 Letter
EX-5.2 Letter Regarding Goodyear Capital Trusts
EX-12.1 Computation of Ratios of Earnings
EX-23.1 Consent of Independent Auditors
EX-24.1 Power of Attorney
EX-25.1 Form T-1
EX-25.2 Form T-1
EX-25.3 Form T-1
EX-25.4 Form T-1
EX-25.5 Form T-1
EX-25.6 Form T-1
EX-25.7 Form T-1
EX-25.8 Form T-1

      You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement is correct as of any date after the date on the first page of this prospectus and the accompanying prospectus supplement.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that The Goodyear Tire & Rubber Company (“Goodyear”, “we”, “us” or “our”) filed with the Securities and Exchange Commission using the “shelf” registration process. Under the shelf registration process, we may sell any of the securities described in this prospectus and any combination of such securities in one or more offerings up to a total amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide you with a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also update, change or add to the information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Goodyear”. To find more detail about certain documents, you should read the exhibits filed with the registration statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT GOODYEAR

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 (1-800-732-0330) for information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public over the SEC’s Internet web site at: http://www.sec.gov.

      This prospectus does not contain all of the information in the registration statement, which you may read at the SEC’s Public Reference Room or over its Internet web site.

      Reports and other information can also be inspected at the offices of the following stock exchanges where our common stock is listed: The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Exchange, Inc., 115 Sansome, San Francisco, California 95104.

      The SEC allows us to “incorporate by reference” into this prospectus information included in documents we file with them, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered a part of this prospectus. Information that we file later with the SEC will automatically update and supercede previously filed information.

      We incorporate by reference into this prospectus the documents listed below (SEC File No. 1-1927):

•	Our Annual Report on Form 10-K for the year ended December 31, 2001;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as amended by our Form 10-Q/A Amendment No. 1, dated June 19, 2002;

•	Our Registration Statement on Form 10 describing our common stock and all amendments and reports filed for the purpose of updating such description;

•	Our Registration Statement on Form 8-A, as amended by our Form 8-A/A dated May 2, 2002, relating to our preferred stock purchase rights; and

•	Any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities offered by this prospectus.

      You may request a copy of these filings, at no cost to you, by writing to us at the following address or calling us at the telephone number below:

Office of the Secretary
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001

Telephone number: 330-796-2121

DESCRIPTION OF GOODYEAR

      Goodyear was organized as an Ohio corporation in 1898. Together with its subsidiary companies, Goodyear is one of the world’s leading producers of tires and rubber products. Our principal business is developing, manufacturing, distributing and selling new tires for most applications in most regions of the world. We also:

•	manufacture and sell–

•	numerous rubber and other products for the transportation industry and various industrial and consumer markets, and

•	synthetic rubber and rubber-related chemicals for various applications; and

•	provide automotive repair and other services at retail and commercial outlets and sell various other products.

      We maintain our principal executive offices at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.

DESCRIPTION OF GOODYEAR CAPITAL TRUSTS

      We have formed three Delaware business trusts, Goodyear Capital Trust I, Goodyear Capital Trust II and Goodyear Capital Trust III to raise capital for us by issuing preferred securities under this prospectus and a prospectus supplement. The proceeds of their preferred securities will be invested in debt securities issued by us.

      We will directly or indirectly own all of the common securities of each of the trusts. The common securities of each of the trusts will represent an aggregate liquidation amount equal to three percent of the total capitalization of such trust. The common securities of each of the trusts will rank equally with, and each of the trusts will make payments on its common securities in proportion to, the trust preferred securities it issues. However, if an event of default occurs under the declaration of trust of any of the trusts, including a default under the related series of our debt securities, our right to payments on the common securities of such trust will be subordinated to your rights as holder of its trust preferred securities.

      As the holder of the common securities of each of the Goodyear Capital Trusts, we are entitled to appoint, and may remove or replace, the trustees. We may increase or decrease the number of trustees for each of the Goodyear Capital Trusts, provided that there are at least three trustees for each Goodyear Capital Trust. The business and affairs of each of the Goodyear Capital Trusts will be conducted by the trustees we appoint.

      The duties and obligations of the trustee of each of the trusts are governed by its declaration of trust. Prior to the issuance of any trust preferred securities by a trust, we will insure that one of its trustees is a financial institution unaffiliated with us that will act as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee of a trust maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, another trustee of such trust will have its principal place of business or reside in the State of Delaware.

      We will pay all of the fees and expenses of each of the trusts, including those related to any offering of trust preferred securities. In addition, we will provide a guarantee with respect to each series of trust preferred securities issued under which we will unconditionally and irrevocably agree to make certain payments to the holders of that series of trust preferred securities, provided that the guarantee will be subject to applicable subordination provisions and will apply only when the relevant trust has sufficient immediately available funds but fails to make the payments.

      The principal office of each Goodyear Capital Trust is c/o The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. Their telephone number is 330-796-2121.

USE OF PROCEEDS

      We will use the proceeds from the sale of any securities for general corporate purposes, including repaying existing indebtedness and funding future acquisitions and capital expenditures, unless we state otherwise in a prospectus supplement. If we intend to use the proceeds to repay outstanding debt, we will provide information about the debt to be repaid. Each of the trusts will use all proceeds received from the sale of its trust preferred securities to purchase debt securities to be issued by us.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months	Years Ended December 31,
	Ended March 31,
	2002	2001	2000	1999	1998	1997

Ratio of Earnings to Fixed Charges	*	**	1.33	2.32	5.45	4.87

*	Earnings for the three months ended March 31, 2002 were inadequate to cover fixed charges. The coverage deficiency was $67.2 million.

**	Earnings for the year ended December 31, 2001 were inadequate to cover fixed charges. The coverage deficiency was $215.8 million.

      For purposes of computing the above ratios: (1) earnings consist of income from continuing operations before income taxes, plus amortization of capitalized interest, minority interest in net income of consolidated subsidiaries, certain other adjustments, and fixed charges; and (2) fixed charges include interest expense, amortization of any debt discount, premium or expense, the portion of rents representative of an interest factor, capitalized interest and our share of fixed charges of equity investees.

DESCRIPTION OF DEBT SECURITIES

      The following description sets forth certain general terms of the debt securities. The particular terms of the series of debt securities offered by a prospectus supplement will be described in the prospectus supplement relating to such series of debt securities.

General

      The debt securities will constitute either unsecured and unsubordinated debt or subordinated debt. We will issue debt securities that will be unsecured and unsubordinated under an indenture dated as of June 1, 2002 for debt securities between us and JPMorgan Chase Bank, as trustee. We will issue subordinated debt securities under an indenture dated as of June 15, 2002 for subordinated debt securities between us and JPMorgan Chase Bank, as subordinated debt securities trustee. This prospectus refers to the indenture for debt securities and the subordinated debt securities indenture individually as the indenture and collectively as the indentures. The indentures may be supplemented from time to time. The trustee and the subordinated debt securities trustee have two main roles. First, each trustee can enforce your rights as a holder of unsecured and unsubordinated debt securities or the subordinated debt securities, as applicable, against us if an event of default described below occurs. Second, the trustees perform certain administrative duties for us.

      We have summarized below certain terms and provisions of the indentures. The summaries are not complete and are subject to the terms of the indentures which are incorporated by reference and filed as exhibits to the registration statement.

      Section references below refer to sections of the indentures. Capitalized terms have the meanings assigned to them in the indentures. The referenced sections of the indentures and the definitions of the capitalized terms are incorporated by reference. You should read the indentures for the provisions that are important to you. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See “— Subordinated Debt Securities” and “— Certain Covenants”.

      The aggregate amount of debt securities offered by this prospectus will be limited to a total amount of $2,000,000,000, or the equivalent in other currencies. Each of the indentures provides for the issuance of our debt securities in an unlimited amount from time to time in one or more separate series.

Terms of a Particular Series

      The prospectus supplement relating to any particular series of debt securities offered will describe (to the extent applicable) the following terms with respect to the offered debt securities:

•	the designation or title of the debt securities;

•	the total principal amount of the series of debt securities;

•	the price at which the series of debt securities will be issued;

•	the date or dates on which the principal of the series of debt securities will be due and payable;

•	the rate or rates (which may be fixed or variable) and/or any method for determining the rate or rates at which the series of debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and/or the method of determining such date or dates;

•	the date on which payment of interest, if any, will commence, the interest payment dates, and the regular record dates for determining the holder to whom such interest will be payable;

•	the place or places where payments on the series of debt securities will be payable;

•	any mandatory or optional sinking fund provisions applicable to the series of debt securities;

•	any mandatory or optional redemption provisions applicable to the series of debt securities;

•	if other than U.S. Dollars, the currency or currencies in which the series of debt securities will be issued and payable;

•	any index used to determine the amount of payments of principal of (and premium, if any) or interest on the series of debt securities;

•	the portion of the principal amount of the series of debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	any right we have to defease the series of debt securities under the indenture;

•	whether such debt securities will be issued in fully registered form without coupons or will be issued in the form of one or more global securities in temporary global form or definitive global form;

•	any addition to or change in the covenants or events of default set forth below which will apply to the debt securities;

•	whether the series of debt securities are convertible or exchangeable and, if so, the securities or rights into which the series of debt securities are convertible or exchangeable and the terms, conditions and provisions of conversion or exchange of the series of debt securities into or for any other securities or rights;

•	whether the series of debt securities are subordinated and, if so, the terms of such subordination; and

•	any other terms of the series of debt securities, which terms must be consistent with the applicable indenture. (Section 3.01)

      The debt securities will be our unsecured obligations. Each series of unsubordinated debt securities will rank equally and pari passu with our other unsecured and unsubordinated indebtedness. Except as may otherwise be specified in the prospectus supplement relating to a particular series of subordinated debt securities, each series of subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our secured indebtedness and our unsecured and unsubordinated indebtedness. See, “— Subordinated Debt Securities.”

      Debt securities may be issued as original issue discount debt securities. An original issue discount debt security bears no interest or bears interest at a rate which is below-market rate at the time of issuance, is sold at a discount to its stated principal amount and, ordinarily, provides that less than the stated principal amount will be payable upon any acceleration of its maturity. (Section 1.01)

      The applicable prospectus supplement will describe any special tax, accounting or other information relating to original issue discount debt securities or relating to certain other kinds of debt securities then being offered, such as debt securities linked to an index, payable in currencies other than U.S. dollars, or subject to special repayment or other provisions.

      Unless otherwise specified in the prospectus supplement relating to any particular series of the debt securities:

•	principal of (and premium, if any) and interest, if any, on the debt securities will be payable at the office of the trustee maintained for such purpose, except that we have the option to pay interest by mailing a check to the address of the person entitled thereto as indicated by the security register;

•	transfers and exchanges of the debt securities may be made at the office of the trustee maintained for such purpose;

•	payment of any interest due on any debt security will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest;

•	the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiples thereof; and

•	no service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Sections 3.01, 3.02, 3.05, 3.07 and 10.02)

At the date hereof, the address of the offices of the trustees at which payments on the debt securities are payable and the debt securities are transferable is 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services.

Debt Securities (Unsubordinated)

      Under the indenture for debt securities, we will issue debt securities that will constitute our unsecured and unsubordinated indebtedness. These debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt other than obligations preferred by mandatory provisions of law.

Subordinated Debt Securities

      Subordinated debt securities issued under the subordinated debt securities indenture will be subordinate and junior in right of payment to all of our “senior indebtedness”. The subordinated debt securities indenture defines “senior indebtedness” to mean and include:

•	the principal of and premium, if any, and interest on all of our indebtedness, whether presently outstanding or hereafter created, issued or assumed –

•	for money we borrow,

•	constituting indebtedness of others that we assume or guarantee,

•	constituting indebtedness the proceeds of which we use to acquire property,

•	constituting our obligations as lessee under capitalized leases and under any lease of property made as a part of any sale and lease-back transaction, or

•	in respect of securities, letters of credit and acceptances issued or made by banks; and

•	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness; and

•	all of our other general unsecured obligations and liabilities, including trade payables; and

•	all of our other obligations preferred by mandatory provisions of law. (Subordinated Debt Indenture, Section 1.01)

Senior indebtedness does not include:

•	non-recourse obligations;

•	the subordinated debt securities; or

•	any other of our indebtedness or other obligations designated as being subordinate in right of payment to senior indebtedness or of equal rank with the subordinated debt securities. (Subordinated debt indenture, Article Fourteen).

      The extent to which a particular series of subordinated debt securities is subordinated to our senior indebtedness will be set forth in the prospectus supplement for that series and the subordinated debt securities indenture may be modified by a supplement to the indenture to reflect such subordination provisions. The particular terms of subordination of a series of subordinated debt securities may supercede the general provisions of the subordinated debt securities indenture summarized below.

      The subordinated debt securities indenture provides that in general the holders of all senior indebtedness are entitled to receive payment in full before the holders of any of the subordinated debt securities are entitled to receive payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in the following events:

•	we become subject to any insolvency, bankruptcy, receiverships, liquidation, reorganization or similar proceedings or we voluntarily liquidate dissolve or otherwise wind up our affairs;

•	we default in the payment of principal of, or premium, if any, or interest (or any additional amounts in respect thereof due and payable) on, any senior indebtedness, or any other default occurs in respect of any senior indebtedness which permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness and such event of default continues beyond the grace period, if any, provided for such event of default and such event of default has not been cured or waived or ceases to exist;

•	the principal of, and premium if any, and accrued interest (and any additional amount in respect thereof due and payable) on, any series of the subordinated debt securities has been declared due and payable upon an event of default pursuant to the subordinated debt securities indenture and this declaration has not been rescinded or annulled as provided in the subordinated debt securities indenture; or

•	any different or additional events described in a prospectus supplement.

If any of the foregoing events occur, then no payment on the subordinated debt securities can be made until all holders of our senior indebtedness are paid in full.

If the trustee under the subordinated debt securities indenture or any holder of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders of subordinated debt securities of that series will have to repay the money to the holders of our senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make payments when due. This means the trustee under the subordinated debt securities indenture and the holders of trust series can take action against us, but they are not entitled to receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Certain Covenants

      Limitation on Secured Indebtedness. The indenture for debt securities contains a covenant by us that, so long as any debt securities issued under that indenture are outstanding, neither we nor any restricted subsidiary will issue, assume or guarantee any secured indebtedness secured by a lien on restricted property without securing the debt securities equally and ratably with, or prior to, such secured indebtedness.

      The terms “lien”, “restricted property”, “restricted subsidiary” and “secured indebtedness” are defined in Section 1.01 of the indenture for debt securities as follows:

•	“lien” means any mortgage, lien, pledge, security interest or title retention agreement relating to any asset.

•	“restricted property” means any manufacturing plant or equipment owned by us or a restricted subsidiary which is used primarily to manufacture tires or other automotive products and is located within the United States of America, excluding (i) retread plants, (ii) plants, facilities and equipment used primarily for transportation, marketing or warehousing, and (iii) certain other plants and equipment that are not important to our business.

•	“restricted subsidiary” means a subsidiary of ours engaged primarily in manufacturing tires or other automotive products, which (i) has substantially all of its assets located in, and conducts substantially all of its operations in, the United States of America and (ii) has assets in excess of 5% of the total consolidated assets of us and our consolidated subsidiaries (as shown on our then most recent annual or quarterly consolidated balance sheet), other than a subsidiary primarily engaged in financing accounts receivable, leasing or owning real estate, or transportation or distribution activities.

•	“secured indebtedness” means indebtedness of us or any restricted subsidiary for money borrowed (including capital lease obligations and conditional sales contracts) that matures (or may be extended so as to mature) more than one year after it was incurred, assumed or guaranteed and is secured by a lien on restricted property, other than indebtedness secured by a lien which is outstanding at June 1, 2002.

The foregoing limitation on secured indebtedness does not apply to:

•	any lien on restricted property of a restricted subsidiary that exists when it becomes a restricted subsidiary;

•	any lien on restricted property that exists when Goodyear or a restricted subsidiary acquires such restricted property;

•	any lien on restricted property securing payment of all or part of the purchase price of such restricted property;

•	any lien on restricted property to secure any indebtedness incurred to finance all or part of the purchase price of such restricted property, whether incurred before, at the time of, or within one year after, the acquisition of such restricted property;

•	any lien on property of a corporation or other entity that exists when it is merged into or consolidated with us or a restricted subsidiary;

•	any lien on property of a corporation or other entity that exists prior to the sale, lease or other disposition of all or substantially all of the properties of such corporation or other entity to us or a restricted subsidiary;

•	any lien securing secured indebtedness owing by any restricted subsidiary to us or another restricted subsidiary;

•	any lien on restricted property in favor of any country, any political subdivision of any country, or any department, agency or instrumentality of any country or any political subdivision of any country, to secure progress or other payments to us, or the performance of our obligations, pursuant to any contract or statute or to secure any indebtedness incurred to finance all or part of the cost of such restricted property, including Liens to secure pollution control or industrial revenue bonds or other types of financings;

•	any lien on personal property, other than manufacturing equipment that is restricted property;

•	any extension, renewal or replacement of any secured indebtedness or any lien referred to above, provided that the principal amount of secured indebtedness secured by the lien shall not exceed the principal amount secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement lien shall be limited to all or a part of the restricted property which secured such lien (plus improvements on such restricted property); or

•	any lien on restricted property that would not otherwise be permitted, if the aggregate amount of all secured indebtedness secured by liens not otherwise permitted, determined immediately after the grant of the lien, does not exceed 15% of our consolidated stated capital, plus capital surplus, plus retained earnings as reported on our then most recent annual or quarterly consolidated balance sheet. (Section 10.05)

The subordinated debt securities indenture does not include any limitation on our ability to incur liens.

      Limitation on Sale and Leaseback Transactions. In the indenture for debt securities we also covenant that neither we nor any restricted subsidiary will enter into any lease covering any restricted property owned at June 1, 2002 that is sold to any other person in connection with such lease unless we or such restricted subsidiary:

•	would be entitled under the indenture to incur secured indebtedness secured by a lien on the restricted property to be leased in an amount equal to the attributable debt (as defined below) with respect to such transaction without equally and ratably securing the debt securities; or

•	use (within 120 days of the effective date of such transaction) an amount equal to the proceeds from the sale of such restricted property to repay any indebtedness of ours or such restricted subsidiary that matures (or may be extended so as to mature) more than one year after it was incurred or assumed.

      This covenant does not prevent us or any restricted subsidiary from entering into any sale and lease back transaction:

•	involving a lease with a term of three years or less; or

•	which is entered into within 180 days after the later of the acquisition, the completion of construction, or the commencement of operation of such restricted property. (Section 10.06)

      The term “attributable debt” is defined in the indenture for debt securities as the total net amount of rent required to be paid during the term of the relevant lease, discounted at the rate per annum equal to the lesser of (i) the prevailing market interest rate at the relevant date on United States Treasury obligations having a maturity substantially equal to the average term of the relevant lease, plus 3%, and (ii) the weighted average interest rate borne by debt securities then outstanding.

      The subordinated debt securities indenture does not include any limitation on sale and leaseback transactions.

      Consolidation, Merger and Sale of Assets. We also covenant in each of the indentures that we will not merge into or consolidate with any corporation or other entity, or sell all or substantially all of our assets to, any person, unless

•	the successor is a corporation organized under the laws of the United States of America or any state thereof; and

•	the successor corporation assumes all of our obligations under the debt securities and the indenture. (Section 8.01)

Upon any such merger, consolidation or sale, the successor corporation will succeed to, and be substituted for, us. (Section 8.02)

      No Covenants Protecting Holders in the Event of Highly Leveraged Transactions. In the event of a recapitalization or highly leveraged transaction involving Goodyear, the indentures do not and, unless set forth in the prospectus supplement relating to a particular series of debt securities, will not:

•	contain any covenant (other than those described above) designed to protect holders of the debt securities;

•	limit the total amount of indebtedness that we may incur;

•	grant any right of redemption to holders of the debt securities; or

•	provide for new covenants or any adjustments to terms and conditions of the debt securities.

      No Redemption or Amendment upon Change in Control. The indentures do not and, unless set forth in the prospectus supplement relating to a particular series of debt securities, will not require redemption, or any change in the covenants or other adjustments to the terms and conditions, of the debt securities in the event of any change in control of Goodyear.

Events of Default

      An “event of default” under each of the indentures (Section 5.01) with respect to debt securities of any series is the occurrence of any one of the following events:

•	default for 30 days in payment of any interest on any debt security of that series;

•	default in payment of principal of (or premium, if any, on) any debt security of that series when due;

•	our failure to deposit when due any sinking fund payment in respect of the debt securities of that series;

•	our failure for 60 days after appropriate notice to perform any of the other covenants in the indenture relating to that series;

•	certain events of bankruptcy, insolvency or reorganization of Goodyear; or

•	any other event of default provided with respect to debt securities of that series.

      No event of default with respect to a particular series of debt securities issued under either of the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued under that indenture.

      If any event of default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding may declare the principal amount (or, if applicable, a specified portion of the principal amount of any original issue discount debt securities) of all debt securities of that series to be due and payable immediately. Subject to certain conditions, the declaration may be annulled and past defaults (except uncured payment defaults and certain other specified defaults) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding. (Sections 5.02 and 5.13)

      The prospectus supplement relating to each series of debt securities that consists in whole or in part of original issue discount debt securities will describe any particular provisions relating to acceleration of the maturity of such original issue discount debt securities when an event of default occurs, including the portion of the stated amount that would be due.

      The trustee is required to give the holders of any series of debt securities notice of a default known to it (if uncured or not waived) within 90 days after the default occurs. Except in the case of a payment default, the trustee may withhold this notice if it determines in good faith that withholding it is in the interest of the holders of such series. The above notice shall not be given until at least 60 days after a default occurs in the performance of a covenant in the indenture relating to such series other than a payment default. The term “default” for this purpose means any event which is, or after notice and/or lapse of time would become, an event of default with respect to debt securities of that series. (Section 6.02)

      Other than the duty to act with the required standard of care, the trustee under each of the indentures is not obligated to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities unless the holders indemnify the trustee. (Section 6.03)

      If the trustee is indemnified, the holders of a majority in principal amount of debt securities of any series may direct the time, method and place of conducting any proceeding for any available remedy or for exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if such direction is contrary to law or the indenture. (Section 5.12)

      No holder of any debt security of any series issued under either of the indentures may start a lawsuit, unless:

•	the holder has given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in principal amount of the debt securities of that series then outstanding make a written request to the trustee to seek a remedy and offer a reasonable indemnity;

•	the trustee fails to start a lawsuit within 60 days; and

•	the trustee does not receive from the holders of a majority in principal amount of the debt securities of that series then outstanding a direction inconsistent with such request during such 60-day period. (Section 5.07)

However, the holder of any debt security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such debt security when due and to institute suit for the enforcement of any such payment. (Section 5.08)

      Each of the indentures requires us to file annually with the trustee a certificate stating that no default exists under certain provisions of such indenture or specifying any default that exists. (Section 10.08)

Defeasance

      The prospectus supplement will state if any defeasance provision will apply to the offered series of debt securities.

      Defeasance and Covenant Defeasance. The indentures provide that, if made applicable to any series of debt securities, we may elect to:

•	defease and be discharged from all of our obligations (subject to certain limited exceptions) with respect to any series of debt securities then outstanding (“defeasance”); and/or

•	be released from our obligations under certain covenants and from the consequences of an event of default resulting from the breach of those covenants (“covenant defeasance”).

      To elect defeasance and/or covenant defeasance, we must deposit in trust with the trustee money and/or U.S. government obligations which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to repay in full when due the debt securities of such series. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that holders of that series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance and that the debt securities, if then listed on a national securities exchange under the Exchange Act, would not be de-listed as a result of the defeasance. (Sections 13.02, 13.03 and 13.04) In the case of defeasance, we may deliver to the trustee a ruling of the Internal Revenue Service in lieu of the opinion of counsel.

      Covenant Defeasance and Certain Events of Default. If we implement covenant defeasance for a series of the debt securities and such series is declared due and payable because of the occurrence of one of certain events of default, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity, but may not be sufficient to pay amounts due at the time of the acceleration resulting from such event of default. However, we remain liable for such payments.

Modifications and Waivers of the Indenture

      Each of the indentures contains provisions permitting us and the applicable trustee to modify or amend the indenture or any supplement to the indenture, or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series of debt securities at the time outstanding under the indenture which are affected by the modification or amendment, voting as a single class. However, without the consent of each affected holder, no modification may:

•	change the dates fixed in any debt security for the payment of the principal of and interest on such debt security;

•	reduce the principal amount of (or premium, if any) or any interest on any debt security;

•	reduce the rate of interest on any debt security;

•	reduce the amount of principal of an original issue discount debt security payable upon acceleration;

•	change the place or currency of payment of principal of (or premium, if any) or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after such payment is due and payable;

•	reduce the percentage in principal amount of debt securities of any series required to consent a modification of, or waiver under, the Indenture; or

•	effect certain other changes.

      The holders of a majority in principal amount of debt securities of any series then outstanding may waive our compliance with certain restrictive provisions of the indenture with respect to that series. (Section 10.09) The holders of a majority in principal amount of debt securities of any series then outstanding may waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or interest (or premium, if any) on any debt security of that series or a default under a covenant which cannot be modified or amended without the consent of all affected holders of debt securities. (Section 5.13)

Information Concerning the Trustees

      JPMorgan Chase Bank is the trustee under each of the indentures. JPMorgan Chase Bank is also the trustee under indentures dated as of March 15, 1996 and March 1, 1999, which contain substantially the same covenants and events of default as those set forth in the indenture for debt securities. Under the indenture dated as of March 15, 1996, we issued $250 million principal amount of our 6 5/8% Notes due 2006, $150 million principal amount of our 7% Notes due 2028 and $100 million principal amount of our 6 3/8% Notes due 2008. Under the indenture dated as of March 1, 1999, we issued $300 million principal amount of our 8.125% Notes due 2003, $300 million principal amount of our 8.50% Notes due 2007 and $650 million principal amount of our 7.857% Notes due 2011.

      We maintain various banking relationships with the trustee. JPMorgan Chase Bank is the agent and a lender under our $800 million Term Loan Agreement, dated March 30, 2001, as amended, maturing on March 30, 2004 from a syndicate of 24 banks, our Five Year Credit Facility Agreement dated as of August 14, 2001, as amended, and our 364-Day Credit Agreement, dated as of August 14, 2001, as amended. JPMorgan Chase Bank and a syndicate of 25 other banks have agreed to lend us up to $750 million at any one time outstanding from time to time through August 15, 2005 under the Five-Year Credit Agreement and up to $775 million at any one time outstanding under the 364-Day Credit Agreement until August 14, 2002, when the commitment of each bank participating in the 364-Day Credit Agreement terminates unless extended for 364 days on a bank by bank basis or, if not so extended, we elect to obtain a two year term loan from any non-extending bank. JPMorgan Chase Bank is also the trustee under an indenture whereunder Wingfoot A/R LLC, a wholly-owned subsidiary of ours, issues notes, secured by trade accounts receivable we have sold to it, to affiliates of five banks, including JPMorgan Chase Bank. JPMorgan Chase Bank is from time to time the counterparty to certain interest rate exchange transactions and performs various other banking services for us in the ordinary course of business. JPMorgan Chase Bank has received and will receive fees and other compensation in connection with the aforesaid credit agreements and for other transactions and services.

Governing Law

      The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OUR CAPITAL STOCK

      This section contains a description of our capital stock. This description includes our common stock, shares of which may be issued pursuant to the prospectus, and our authorized preferred stock, which is not being registered for sale with this prospectus. The following description is based on our Amended Articles of Incorporation, as amended (“Articles of Incorporation”), our Code of Regulations, as amended (“Code of Regulations”) and applicable provisions of Ohio law. The summary is not complete. Our Articles of Incorporation and Code of Regulations are incorporated by reference and filed as exhibits to the registration statement for these securities that we have filed with the SEC. You should read our Articles of Incorporation and Code of Regulations for the provisions that are important to you.

      Our authorized capital stock consists of:

•	300,000,000 shares of common stock, without par value; and

•	50,000,000 shares of preferred stock, issuable in series.

At May 31, 2002, there were 163,293,246 shares of common stock issued and outstanding and 32,385,422 issued shares of common stock which we hold as treasury shares. No shares of preferred stock were issued or outstanding at May 31, 2002. The outstanding shares of our common stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. EquiServe Trust Company, N.A., is the transfer agent and registrar for our common stock.

Common Stock

      Voting Rights. Each share of our common stock is entitled to one vote per share on each matter (other than the election of directors) voted upon by shareholders, subject to the rights of the holders of shares of preferred stock, if any, that may be outstanding. See, —“Preferred Stock” below.

      Except as may otherwise be required by our Articles of Incorporation, our Code of Regulations or Ohio law in respect of certain matters, the affirmative vote of at least a majority of the shares of common stock outstanding on the record date is required for any proposal to be adopted. Various matters, including the approval of certain transactions and certain amendments to the Articles of Incorporation or Code of Regulations, require the affirmative vote of the holder of two-thirds (2/3) of the shares of common stock outstanding.

      In voting for the election of directors, each share is entitled to one vote for each director to be elected. In the election of directors, the candidates for directorships to be filled receiving the most votes will be elected. Any holder of shares of common stock may request that voting for the election of directors be cumulative. In voting cumulatively, as a shareholder you may give any one candidate for director a number of votes equal to the number of directors to be elected multiplied by the number of shares you are entitled to vote, or you may distribute your votes on the same principle among two or more candidates as you desire.

      If any shares of a series of preferred stock are outstanding and if six quarterly dividends thereon have not been paid as provided by the terms of that outstanding series of preferred stock, then the holders of the preferred stock have the right to elect, as a class, two members of our board of directors, which rights continue until the dividend payment default is cured. In addition, the separate affirmative vote or consent of the holders of any outstanding preferred stock may be required to authorize certain corporate actions, including mergers and certain amendments to our Articles of Incorporation.

      Dividend Rights. The holders of shares of our common stock are entitled to receive dividends and other distributions if, as and when declared by our board of directors, out of funds legally available for that purpose. These rights are subject to any preferential rights and any sinking fund, redemption or repurchase rights of any outstanding shares of preferred stock. We are not permitted to pay dividends to holders of our common stock if we have not paid or provided for the dividends, if any, fixed with respect to any outstanding shares of preferred stock.

      Liability for Calls and Assessments. The outstanding shares of our common stock are, and upon delivery the shares of our common stock offered hereby will be, validly issued, fully paid and non-assessable.

      Preemptive Rights. Holders of shares of our common stock do not have preemptive rights or conversion rights as to additional issuances of shares of our common stock or of securities convertible into, or entitling the holder to purchase, shares of our common stock.

      Liquidation Rights. If Goodyear is voluntarily or involuntarily liquidated, dissolved or wound up, the holders of our outstanding shares of common stock would be entitled to share in the distribution of all assets remaining after payment of all of our liabilities and after satisfaction of prior distribution rights and payment of any distributions owing to holders of any outstanding shares of preferred stock.

      Other Information. Holders of shares of our common stock have no conversion, redemptions or call rights related to their shares. We may, pursuant to action authorized by our board of directors, repurchase or otherwise reacquire shares of our common stock, but we may not redeem issued and outstanding shares.

Preferred Stock

      Our Board of Directors has the authority, without further action by the shareholders, to issue up to 50,000,000 shares of preferred stock. Our board of directors may authorize and issue preferred stock in one or more series and may fix the following terms of each series authorized for issuance:

•	the designation of the series;

•	the authorized number of shares constituting the series, which the board of directors may, unless otherwise expressly provided in the series, increase or decrease from time to time;

•	the rate at which dividends are payable on shares of the series;

•	the dates on which dividends, if declared, are payable on shares of the series;

•	the dates from which dividends shall be cumulative;

•	the redemption rights and prices or prices, if any, for shares of the series;

•	the amount, terms conditions and manner of operations of any retirement or sinking fund for the purchase or redemption of shares of the series;

•	the amount payable on shares of the series in the event of any liquidation, dissolution or winding up of our affairs;

•	whether the shares are convertible into shares of common stock or another class or series of capital stock and, if so –

•	the identification of the other class or series,

•	the conversion price or prices or rate or rates, and any adjustment thereof,

•	the date or dates when such shares are convertible,

•	all other terms and conditions relating to the conversion or upon which it may be made; and

•	the conditions or restrictions, if any, upon the issuance of any additional shares of the same series or any other class or series.

Serial Preferred Stock

      As of the date of this prospectus, the board of directors has authorized 3,000,000 shares of Series A $10.00 Preferred Stock and 7,000,000 shares of Series B Preferred Stock, without par value. We have no shares of the Series A or Series B Preferred Stock outstanding. The Series A Preferred Stock was authorized in connection with a preferred stock purchase rights plan that has expired. The Series B Preferred Stock was authorized in connection with our preferred stock purchase rights plan currently in effect. See, “Preferred Stock Purchase Rights — Rights Agreement”.

      The Series A and Series B Preferred Stock and each series of preferred stock that may hereafter be authorized and issued will have the following rights and privileges:

      Dividends. The holder of each series of preferred stock will be entitled to receive dividends as specified by our board of directors at issuance in preference to shares of our common stock and any other class ranking junior to the preferred stock. The dividends will be cumulative from the date or dates fixed for the series.

      Redemption. Subject to the express terms of each series, we may redeem all or any part of any preferred stock outstanding at the price or prices fixed by the board of directors upon issuance.

      Liquidation Preference. In the event of the liquidation, dissolution or winding up of Goodyear, the holders of preferred stock of any series then outstanding will be entitled to receive, before any amount is paid on our common stock or any other class or series of securities junior to the preferred stock, the full amount fixed by the board of directors upon issuance out of the assets of Goodyear, plus the sum of all unpaid dividends and proportionate dividends through the date of payment.

      Voting Rights. The holders of shares of preferred stock are not entitled to vote upon matters presented to shareholders, except:

•	as required by law;

•	if we have failed to pay six full quarterly dividends (whether or not consecutive) on any series, all shares of preferred stock then outstanding, voting as a separate class, will be entitled to elect two members of the Board of Directors until the default in payment is cured;

•	the affirmative vote or consent of the holders of at least two-thirds of the shares of preferred stock outstanding (voting as a class) is required to, among other things, amend or repeal any provision of our Articles of Incorporation or Code of Regulations which adversely affects the preferences or voting rights of the holder of preferred stock or creates or increases the authorized shares of any class, or any security convertible into shares of any class, ranking prior to the preferred stock, or effect the purchase or redemption of shares of preferred stock unless all dividends have been paid, except pursuant to an offer made to all holders of preferred stock; or

•	the affirmative vote or consent of the holder of at least a majority of outstanding shares of preferred stock (voting as a class) is required to:

•	effect the sale, lease or conveyance of all or substantially all of our property or business,

•	consolidate Goodyear with or merge us into any other corporation, subject to certain exceptions,

•	authorize any shares ranking on a parity with the preferred stock, or

•	authorize an increase in the authorized number of shares of preferred stock.

      Preemptive Rights. No holder of preferred stock will be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional shares of stock of any series of class of our securities or of other of our securities convertible into stock of any series or class.

      Other Information. We may purchase any outstanding shares of preferred stock at any time and from time to time and on such terms and conditions as our board of directors deems appropriate.

Preferred Stock Purchase Rights — Rights Agreement

      Our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of common stock on July 29, 1996 and for each additional share of common stock issued until the earlier of the distribution date (as described below) or July 29, 2006. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series B Preferred Stock at a purchase price of $250.00, subject to adjustment. Under certain circumstances described below, the holder of the right will be entitled to acquire shares of our common stock, cash or other assets. The description and terms of the rights are set forth in an amended and restated rights agreement dated April 15, 2002, between us and EquiServe Trust Company, N.A. as the rights agent. The following summary of the rights agreement is not complete. The amended and restated rights agreement is incorporated by reference and is filed as an exhibit to the registration statement under which the securities are being offered.

      The rights are not exercisable until the distribution date. The rights will expire at the close of business on July 29, 2006, unless earlier redeemed or exchanged by us as described below. The holder of a right, as such, will have no rights as a shareholder of Goodyear, including, the right to vote or to receive dividends.

      Distribution Date: Transfer of Rights. Under the rights agreement, the “distribution date” is the earlier of:

•	ten business days following the date of the public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (20% or more in certain limited circumstances involving qualified institutions) of the outstanding shares of our common stock; or

•	ten business days following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer which would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

      Until the distribution date, the rights will be transferred only with our common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the rights. The rights will be exercisable upon their distribution, except that the rights held by the person or group of affiliated or associated persons beneficially owning 15% or more (20% or more in certain limited circumstances involving qualified institutions) of our common stock (the “acquiring person”) will be void.

      Triggering Events and Exercise of Rights. After the distribution date, if there is an acquiring person each right (other than the rights that have been voided) will also entitle the holder to purchase, upon exercise, shares of our common stock (or, in certain circumstances, cash, property or other securities) having a fair market value equal to two times the purchase price of the right. All rights that are, or under certain circumstances were, beneficially owned by an acquiring person will be null and void and not transferable. Any holder of such rights will be unable to exercise or transfer them.

      Similarly, if a person or group acquires 15% or more (20% or more in certain limited circumstances involving qualified institutions) of our common stock and subsequently we are acquired in a merger or other business combination transaction, or 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided) shall thereafter have the right to receive, upon exercise, the common stock or other capital stock of the acquiring company having a fair market value equal to two times the purchase price of the right then in effect.

      Adjustments to Purchase Price. The purchase price payable, and the number of shares of preferred stock (or common stock or other securities, as the case may be) issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution in excess of 1%. Prior to the distribution date, our board of directors may make such equitable adjustments as it deems appropriate in the circumstances in lieu of any adjustment otherwise required by the foregoing.

      Redemption and Exchange of Rights. At any time prior to the close of business on the earlier of (a) the distribution date or (b) July 29, 2006, our board of directors may redeem all of the rights at a price of $.001 per right. Under certain circumstances, the decision to redeem will require the concurrence of a majority of the independent directors. Immediately upon the action of our board of directors ordering the redemption of the rights, we will make announcement thereof, and the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

      At any time after there is an acquiring person, our board of directors may elect to exchange the rights (other than rights owned by an acquiring person, which have become void), in whole or in part, at an exchange ratio of one share of the common stock, and/or other securities, cash or other property deemed to have the same value as one share of the common stock, per right, subject to adjustment.

      Amendments. Any of the provisions of the rights agreement may be amended by our board of directors prior to the distribution date, without the approval of the holders of the rights. After the distribution date, the rights agreement may be amended by the board of directors to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of rights (excluding the interest of any Acquiring Person). No supplement or amendment may be made on or after the distribution date which changes those provisions relating to the principal economic terms of the rights. The board may also, with the concurrence of a majority of the independent directors, extend the redemption period for up to an additional twenty business days.

      The term “independent directors” means any member of our board of directors who was a member of the board prior to the time that any person becomes an acquiring person, and any person who is subsequently elected to our board of directors if such person is recommended or elected by a majority of the independent directors or is elected by our shareholders (other than any acquiring person), but shall not include (subject to certain exceptions) an acquiring person or any representative thereof.

      Purpose and Certain Effects of Rights. The rights plan is designed to protect our shareholders against coercive takeover tactics by encouraging potential acquirers to negotiate with our board of directors before attempting a takeover. The rights plan gives our board of directors leverage in negotiating the terms of any proposed takeover on behalf of the shareholders. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. Thus, the rights may render an unsolicited takeover of us more difficult or might prevent such a takeover, even though such takeover may offer our shareholders the opportunity to sell their stock at a price above the prevailing market price and may be favored by a majority of our shareholders. However, the rights will not interfere with any transaction approved by our board of directors since the board has a period of ten to thirty bonus days to redeem all of the rights at the redemption price.

Certain Provisions of Ohio Law and Goodyear’s Articles of Incorporation and Code of Regulations

      There are statutory provisions of Ohio law and provisions in our Articles of Incorporation and Code of Regulations that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or changes in management of Goodyear, including transactions in which our shareholders might otherwise receive a premium over the then current market prices for their shares.

      Articles and Code. Our Articles of Incorporation and Code of Regulations contain various provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination or an attempt to obtain control of Goodyear that is not approved by the board of directors. These provisions include:

•	the right of our board of directors to issue authorized and unissued shares of common stock without shareholder approval;

•	the right of our board of directors to issue shares of preferred stock in one or more series and to designate the number of shares of those series and certain terms, rights and preferences of those series, including redemption terms and prices and conversion rights, without further shareholder approval;

•	a board of directors divided into three classes such that at each annual meeting of shareholders directors of one class (comprising approximately one-third of the entire board of directors) are elected, on a rotating basis, to serve for three-year terms; and

•	provisions prohibiting the removal of directors except upon the vote of holders of two-thirds of the combined voting power represented by the outstanding shares of common stock.

      Ohio Law Provisions. Under Ohio law, any person who proposes to make a “control share acquisition” must provide written notice thereof to the target corporation and must obtain prior shareholder approval. A “control share acquisition” is the acquisition of shares in an “issuing public corporation” resulting in the person being able to exercise voting power in the election of directors of the issuing public corporation within any of three ranges: (i) one-fifth to one-third, (ii) one-third to one-half, and (iii) more than one-half of that voting power. We are an “issuing public corporation.” Assuming compliance with the notice and information filing requirements prescribed by the statute, the proposed control share acquisition may take place only if the acquisition is approved by a majority of the voting power of the target corporation and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer, directors of the target corporation who are also employees and officers of the target corporation and persons that acquire specified amounts of shares after the public disclosure of the proposed control share acquisition.

      Further, Ohio law prohibits any person who owns 10% or more of an issuing public corporation’s stock from engaging in mergers, consolidations, majority share acquisitions, asset sales, loans and other specified transactions with the corporation for a three-year period after acquiring the 10% ownership, unless approval is first obtained from the corporation’s board of directors. After the three-year waiting period, the 10% shareholder can complete the transaction only if, among other things: (i) approval is received from two-thirds of all voting shares and from a majority of shares not held by the 10% shareholder or certain affiliated persons; or (ii) the transaction meets specified criteria designed to ensure fairness to all remaining shareholders. We are also an issuing public corporation under this statute.

      In addition, other provisions of Ohio law:

•	permit a corporation to recover profits realized under certain circumstances by persons who dispose of securities of a corporation within 18 months of proposing to acquire such corporation;

•	impose advance filing and notice requirements for tenders of more than 10% of certain Ohio corporations; and

•	provide that directors of a classified board may be removed only for cause.

DESCRIPTION OF WARRANTS

      The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

      We may issue warrants to purchase debt securities or common stock or any combination thereof. Warrants may be issued separately or together with one or more additional warrants, debt securities or shares of common stock, or in any combination thereof in the form of units, as described in the prospectus supplement. The warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

      We will issue debt warrants under one or more debt warrant agreements, and stock warrants under one or more stock warrant agreements, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive. Holders of warrants should review the detailed provisions of the relevant warrant agreement and warrant certificate for a full description and for other information regarding the warrants.

Debt Warrants

      The debt warrants will be evidenced by debt warrant certificates and, except as otherwise specified in a prospectus supplement, may be traded separately from any securities with which they may be issued. Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations at the office of the warrant agent. The holder of a debt warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the debt warrant.

      Debt warrants may be issued in one or more series. A prospectus supplement will describe the applicable terms of, and other information regarding, any series of debt warrants we may issue, including:

•	the title of the series of debt warrants;

•	the aggregate number of the series of debt warrants;

•	the price or prices at which such debt warrants will be issued;

•	the date or dates on which the series of debt warrants will expire;

•	the periods during which, and places at which, the series of debt warrants are exercisable;

•	the currency or currencies in which the price of such debt warrants may be payable;

•	whether the series of debt warrants will be sold separately or as a part of a unit;

•	the designation and terms of the securities purchasable upon exercise of the series of debt warrants and the number of such securities issuable upon exercise of such warrants;

•	the price or prices at which the securities purchasable upon exercise of such warrants may be purchased;

•	the currency or currencies in which the series of debt warrants are exercisable;

•	the date or dates on which the right to exercise the series of debt warrants will commence and the date or dates on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	the terms of any mandatory or optional call provisions;

•	if applicable, the price or prices at which the series of debt warrants may be redeemed by the holder or will be redeemed upon expiration;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the series of debt warrants are issued and the number of such debt warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the identity of the debt warrant agent;

•	information with respect to book-entry procedures, if any;

•	if applicable, the exchanges on which the series of debt warrants may be listed;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

      Exercise of Debt Warrants. Debt warrants may be exercised by payment to the warrant agent of the exercise price, in each case in such currency or currencies as are specified in the debt warrant, and by communicating to the warrant agent the identity of the debt warrant holder and the number of debt warrants to be exercised. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the office of the warrant agent, the warrant agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the terms of which shall be set forth in a prospectus supplement. If less than all of the debt warrants evidenced by a debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amounts of debt warrants. After the close of business on the expiration date of a series of debt warrants, unexercised debt warrants of that series will be void.

Stock Warrants

      Stock warrants will be evidenced by stock warrant certificates and, except as otherwise specified in a prospectus supplement, may be traded separately from any securities with which they may be issued. Stock warrant certificates may be exchanged for new stock warrant certificates of different denominations at the office of the warrant agent. The holder of a stock warrant does not have any of the rights of a holder of our common stock and is not entitled to payments of dividends, if any, on our common stock issuable, but not yet issued, upon exercise of the stock warrant.

      The applicable prospectus supplement will describe the following terms of the stock warrants in respect of which this prospectus is being delivered:

•	the title and aggregate number of stock warrants;

•	the number of shares of our common stock for which each stock warrant is exercisable;

•	the date or dates on which the stock warrants will expire;

•	the price or prices at which the stock warrants are exercisable;

•	the currency or currencies in which the stock warrants are exercisable;

•	the period during which, and places at which, the stock warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the stock warrants may be redeemed at the option of the holder;

•	any provisions for adjustment of the number of shares of our common stock receivable upon exercise of stock warrants or the exercise price of such stock warrants;

•	if applicable, the date on and after which the stock warrants and the related shares of common stock will be separately transferable;

•	the identity of the warrant agent;

•	if applicable, the exchanges on which the stock warrants may be listed;

•	if applicable, the maximum or minimum number of stock warrants which may be exercised at any time;

•	whether the stock warrants will be issued in book-entry form;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

      Exercise of Stock Warrants. Each stock warrant will entitle the holder thereof to purchase for cash shares of our common stock at the exercise price set forth in, or determinable as set forth in, a prospectus supplement relating to such stock warrants offered thereby. Stock warrants may be exercised at any time up to the close of business on the expiration date set forth in a prospectus supplement. After the close of business on the expiration date, unexercised stock warrants will be void.

      Upon receipt of payment and the stock warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as practicable, forward the shares of our common stock purchased upon such exercise. If less than all of the stock warrants represented by a stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining stock warrants.

Significant Provisions of the Warrant Agreements

      The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

      Modifications without Consent of Warrant Holders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision;

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

•	reduce the exercise price of the warrants.

Further, we and the warrant agent may also amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect other changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

      Modifications with Consent of Warrant Holders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

•	increase the exercise price provided for in the warrants;

•	reduce the principal amount of debt securities or the number of shares of our common stock receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions including in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Consolidation, Merger and Sale of Assets. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and warrant certificate. We will then be relieved of any further obligation under the debt warrant agreements and the warrants issued thereunder. See “Description of Debt Securities — Certain Covenants” and “Description of Debt Securities — Consolidation, Merger and Sale of Assets.” Our obligations under the stock warrant agreements and the warrants issued thereunder in such event will be described in the relevant prospectus supplement.

      Enforceability of Rights of Warrant Holders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including our common stock, or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      The following is a general description of the terms of the stock purchase contracts we may issue from time to time. Particular terms of any stock purchase contracts we offer will be described in the prospectus supplement relating to such stock purchase contracts.

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of our common stock at a future date, which we refer to herein as “stock purchase contracts”. The consideration per share of our common stock and the number of shares of common stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

      The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units”. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

      The description of the stock purchase contracts or stock purchase units in the applicable prospectus supplement will not necessarily be complete. Reference will be made to the stock purchase contracts and, if applicable, related collateral or depository arrangements. Material Federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The following is a general description of the terms of the trust preferred securities we may issue from time to time. Particular terms of any trust preferred securities we offer will be described in the prospectus supplement relating to such trust preferred securities.

      Each of the trusts was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust in respect of such trust with the Delaware Secretary of State. The declaration of trust of each Goodyear Capital Trust will be amended and restated prior to the issuance by such trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of each Goodyear Capital Trust is, and the form of the amended and restated declaration of trust of such trust will be, filed as an exhibit to the registration statement of which this prospectus is a part.

      Each of the trusts may issue only one series of trust preferred securities. The declaration of trust for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the debt securities purchased from us and held by the trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

      The specific terms of the trust preferred securities of any Goodyear Capital Trust will be set forth in the prospectus supplement relating to such trust preferred securities, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which distributions are payable;

•	whether distributions on trust preferred securities issued by the trust are cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

•	the amount which shall be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation or the option, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the trust may be purchased or redeemed;

•	the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which the debt securities may be distributed to holders of trust preferred securities;

•	whether the trust preferred securities will be convertible or exchangeable into common stock or other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

      We will guarantee all trust preferred securities offered hereby to the extent set forth below under “Description of Trust Preferred Securities Guarantees”. Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

      In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equal with, and the payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Distributions

      Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust’s property account. The trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under “Description of Trust Preferred Securities Guarantees” below.

Deferral of Distributions

      With respect of any subordinated debt securities issued to a trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to a trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Distribution of Debt Securities

      We will have the right at any time to dissolve the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the debt securities will be conditioned on our receipt of any opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      If an event of default under a declaration of trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any power conferred upon the property trustee to exercise the remedies available to it as a holder of the debt securities. If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

      If an event of default under the applicable declaration of trust has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the applicable series of debt securities on the date such interest or principal is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subordinated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

      Set forth below is a summary of information concerning the trust preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of trust preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

      Pursuant to each trust preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a trust, the guarantee payments, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by the trust, will be subject to the trust preferred securities guarantee:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust shall have funds legally and immediately available for those distributions;

•	the redemption price set forth in the applicable prospectus supplement to the extent the trust has funds legally and immediately available therefor with respect to any trust preferred securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of –

(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds legally and immediately available, and

(b) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the amounts to the holders. Each trust preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities, and we will have no obligation to make a payment pursuant to any trust preferred securities guarantee, except to the extent the trust shall have funds available therefor. If we do not make principal or interest payments on the debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities issued by the trust and will not have funds available therefor. The trust preferred securities guarantee, when taken together with our obligations under the debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

      We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities (our common securities guarantee) to the same extent as the preferred trust securities guarantee, except that upon an event of default under one or both of the indentures, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Goodyear

      As long as trust preferred securities issued by any trust are outstanding, we agree that we will:

•	remain the sole direct or indirect owner of all of the outstanding common securities of that trust, except as permitted by the applicable declaration of trust; and

•	use reasonable efforts to cause that trust to continue to be treated as a guarantor trust for Federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which event that trust would be dissolved.

Modification of the Trust Preferred Securities Guarantees; Successors and Assignment

      Each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required.

      All guarantees and agreements contained in a trust preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding. We may assign our obligations under the guarantees only in connection with a consolidation, merger or sale of assets involving us permitted under the indenture governing the debt securities.

Termination of the Guarantee

      Each trust preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust upon:

•	full payment of the redemption price of all trust preferred securities of the trust;

•	distribution of the debt securities held by the trust, or any securities into which the debt securities are convertible, to the holders of the trust preferred securities of the trust; or

•	full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

      Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must repay any amounts paid under the trust preferred securities or the trust preferred securities guarantee.

Events of Default; Remedies

      An event of default under a trust preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the trust preferred securities guarantee.

      The holders of a majority in liquidation amount of the trust preferred securities relating to such trust preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred securities guarantee trustee in respect of the guarantee or to direct the exercise of any power conferred upon the trust preferred securities guarantee trustee under such trust preferred securities. If the trust preferred securities guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the trust preferred securities guarantee trustee’s rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. If we fail to make a required guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the trust preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Status of the Trust Preferred Securities Guarantees

      Unless otherwise indicated in an applicable prospectus supplement, the trust preferred securities guarantees will constitute unsecured obligations of Goodyear and will rank:

•	subordinate and junior in right of payment to all other liabilities of Goodyear and any guarantees relating thereto, except those made pari passu or subordinate by their terms;

•	equal with most preferred stock hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred stock issued by us; and

•	senior to our common stock and to any guarantee now or hereafter entered into by us relating to our common stock.

      The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the trust preferred securities guarantee.

      The trust preferred securities guarantees will constitute a guarantee of payment and not merely of collection, that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Trustee for the Trust Preferred Guarantee Securities

      The trust preferred securities guarantee trustee, before the occurrence of a default with respect to a trust preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The trust preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against costs, expenses and liabilities which might be incurred by it.

Governing Law

      The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF UNITS

      We may issue units, consisting of one or more securities, including debt securities, common stock, warrants, stock purchase contracts and stock purchase units and trust preferred securities, in any combination, as described in a prospectus supplement.

      The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of any combination of debt securities, common stock, warrants, stock purchase contracts and trust preferred securities constituting the units, including whether and under what circumstances the debt securities, common stock, warrants, stock purchase contracts or trust preferred securities may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, warrants, stock purchase contracts, or trust preferred securities constituting the units; and

•	any applicable Federal income tax consequences.

      The terms and conditions described under “Description of Debt Securities,” “Description of Our Capital Stock,” “Description of Warrants”, “Description of Stock Purchase Contracts and Stock Purchase Units,” and “Description of Trust Preferred Securities” and those described below under “— Significant Provisions of the

Unit Agreement” will apply to each unit and to any debt security, common stock warrant, stock purchase contract or stock purchase unit or trust preferred security included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of the material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description and for other information regarding the units.

Significant Provisions of the Unit Agreement

      Obligations of Unit Holder. Under the terms of a unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

      Assumptions of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

      Remedies. Upon the acceleration of the debt securities constituting all or part of any units, our obligations may also be accelerated upon the request of the owners of not less than 50% of the affected units, on behalf of all the owners.

      Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder, and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with. If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

      Absence of Protections Against Certain Potential Events. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest, or providing for any other right or benefit, that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

      Modification Without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modification With Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not without the consent of the holder of each outstanding unit affected modify the holders’ units or the terms of the unit agreement in any manner that would:

•	materially and adversely affect the holders’ units or the terms of the unit agreement; or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

      Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities — Modifications and Waivers of the Indenture.”

      Consolidation, Merger or Sale of Assets. The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State of territory;

•	the surviving entity expressly assumes all of our obligations under the debt securities and each indenture and, if required by law to effectuate the assumption, executes supplements to indentures which will be delivered to the trustees and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•	we or the surviving entity have delivered to the trustees an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

      If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us and we will be discharged from all obligations and covenants under the indentures and the debt securities.

      Unit Agreements Not Qualified Under Trust Indenture Act. A unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

      Title. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SECURITIES

      Unless otherwise indicated in a prospectus supplement, the debt securities, warrants, stock purchase contracts, units and trust preferred securities will be issued in the form of one or more fully registered global securities (a “global security”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Beneficial interests in a global security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the Depository. Investors may elect to hold interests in the global securities through the Depository. Except as set forth below, a global security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

      The Depository has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of its participants. Participants include:

•	securities brokers and dealers;

•	banks and trust companies;

•	clearing corporations; and

•	certain other organizations.

      Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

      The Depository advises that pursuant to procedures established by it:

•	upon issuance of a global security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the securities with the respective principal or face amounts of securities beneficially owned by such participants; and

•	ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the global security).

      The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a global security is limited to such extent.

      As long as the Depository’s nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of the securities represented by the global security. Except as provided below, you will not:

•	be entitled to have any of the securities registered in your name;

•	receive or be entitled to receive physical delivery of the securities in definitive form; or

•	be considered the owner or holder of the securities under the applicable indenture, warrant agreement, stock purchase contract, unit agreement or trust preferred security arrangement.

      Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, stock purchase contracts, units or trust preferred securities, represented by a global security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global security. Neither we, any trustee, any unit agent, any warrant agent, any paying agent nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      If the Depository is at any time unwilling or unable to continue as depository and we have not appointed a successor depositary within 90 days, we will issue securities in definitive form in exchange for the global securities. In addition, we may at any time determine not to have the securities represented by global securities and, in such event, we will issue securities in definitive form in exchange for the global securities. In either instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of the securities in definitive form. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

PLAN OF DISTRIBUTION

      We may offer and sell the securities from time to time in and/or outside the United States:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through any combination of such methods.

      The applicable prospectus supplement with respect to any securities offered will set forth:

•	the terms of the offering of the securities;

•	the name of each underwriter, dealer or agent, if any, and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities;

•	the proceeds to us from such sale;

•	any delayed delivery arrangement;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

Any initial public offering price and any discount or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Through Underwriters

      We may sell the securities to underwriters. If an underwriter or underwriters are used in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

      If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by underwriters. Generally, the obligations of the underwriters will be subject to certain conditions precedent. The underwriters will be obligated to purchase all securities then being offered if they purchase any of the securities.

Through Dealers

      If Dealers are used in the sale of securities in respect of which this prospectus is delivered, we will sell the securities to the dealer as principals. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Through Agents

      We may use agents to sell securities. Any agent involved in the offer or sale of the securities will be named, and any commission payable by us to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

      We may directly solicit offers to purchase securities and sell them directly to you. In this case, no underwriters, dealers, or agents would be involved.

      We may sell the securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the prospectus supplement relating thereto.

Delayed Delivery Contracts

      If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delivery contracts shall be not less or more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts may be made include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	other institutions.

      Any delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

General Information

      The time and place of delivery of the securities described in this prospectus and issued by us will be set forth in the accompanying prospectus supplement.

      Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

      Each of the securities, other than our common stock, will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the securities, other than our common stock, will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of a trading market for any of the securities.

      In connection with an offer and sale of the securities through underwriters, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, certain of the underwriters may over-allot the offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover syndicate positions or to stabilize the price of the securities. The underwriters may reclaim selling concessions allowed for distributing the securities in an offering, if they repurchase previously distributed debt securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities and, if commenced, may end any of these activities at any time.

      Underwriters, dealers and agents and their affiliates may have in the past engaged, and may in the future engage, in transactions with, or perform services for, us and our affiliates in the ordinary course of business and receive compensation for such transactions and services.

VALIDITY OF SECURITIES

      Unless otherwise indicated herein or in an accompanying prospectus supplement relating to any particular securities offered:

•	the validity of the securities offered by Goodyear in respect of which this prospectus is being delivered will be passed upon for us by C. Thomas Harvie, Esq., a Senior Vice President, the General Counsel and the Secretary of Goodyear.

•	certain matters of Delaware law regarding the validity of the trust preferred securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, as special counsel to us and each trust.

•	the validity of all of the securities offered by this prospectus will be passed upon for any underwriters or agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

At May 31, 2002, Mr. Harvie owned 7,237 shares of our common stock and held certain rights to acquire and options to purchase approximately 195,164 shares of our common stock.

EXPERTS

      The consolidated financial statements and related financial statement schedule of Goodyear incorporated in this prospectus by reference to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following list sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities being registered by this Registration Statement. All amounts are estimated except the Commission registration fee.

Commission Registration Fee	$184,000.00
Printing and Engraving Costs	$200,000.00	*
Accounting Fees and Expenses	$150,000.00	*
Trustee Fees and Expenses	$70,000.00	*
Legal Fees and Expenses	$50,000.00	*
Rating Agencies’ Fees	$1,756,000.00	*
Blue Sky Fees and Expenses	$20,000.00	*
Miscellaneous	$100,000.00	*

Total	$2,530,000.00	*

*	Estimated

Item 15.	Indemnification of Directors and Officers.

      Article V of the Code of Regulations of The Goodyear Tire & Rubber Company (the “registrant” or “Goodyear”) concerns indemnification of the registrant’s directors and officers and provides as follows:

INDEMNIFICATION

      “The Company shall indemnify each person who is or was a director, officer or employee of the Company, or of any other corporation which he served as such at the request of the Company, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the Company or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Company or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, or employee, other than amounts paid to the Company itself or to such other corporation served at the Company’s request. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Article. Any such director, officer, or employee referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in the first sentence of this Article, or (2) independent legal counsel (who may be the regular counsel of the Company) shall deliver to it their written advice that, in their opinion, such director, officer, or employee has met such standards. Expense incurred with respect to any such claim action, suit, or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of their heirs, executors, and administrators of any such person.”

      Indemnification also may be made available by registrant to its directors, officers, employees and agents, and may be available as a matter of right, under Section 1701.13(E) of the Ohio Revised Code. Section 1701.13(E) of the Ohio Revised Code provides as follows:

“(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders; or

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending this action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be the exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of their heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.”

      Registrant maintains and pays the premiums on contracts insuring registrant (with certain exclusions) against any liability to directors and officers it may incur under the above provisions for indemnification and insuring each director and officer of registrant (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to registrant, even if registrant does not have the obligation or right to indemnify such director or officer against such liability or expense.

      Reference is made to Section 7 of each of the forms of Underwriting Agreements, filed as Exhibits 1.1 and 1.2 to this Registration Statement, for the registrant’s and the underwriters’ respective agreements to indemnify each other against certain civil liabilities, including liabilities under the Securities Act, and to provide contribution in circumstances where indemnification is available.

Item 16.     Exhibits.

Exhibit	Exhibit
Item	Number	Description

1	1.1	Form of Underwriting Agreement for Debt Securities.

	1.2	Form of Underwriting Agreement for Common Stock.

4	4.1	Certificate of Amended Articles of Incorporation of Goodyear, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of Goodyear, dated April 6, 1993, and Certificate of Amendment to Amended Articles of Incorporation of Registrant dated June 4, 1996 (three documents comprising Goodyear’s Articles of Incorporation as amended to date).

	4.2	Code of Regulations of Goodyear adopted November 22, 1955, and amended April 5, 1965, April 7, 1980, April 6, 1981 and April 13, 1987.

	4.3	Conformed copy of Amended and Restated Rights Agreement, dated as of April 15, 2002, between Goodyear and EquiServe Trust Company, N.A., Rights Agent.

	4.4	Specimen nondenominational certificate for shares of the Common Stock, without par value, of Goodyear.

Exhibit	Exhibit
Item	Number		Description

	4.5		Conformed copy of Indenture, dated as of June 1, 2002, relating to Debt Securities between Goodyear and JPMorgan Chase Bank, as Trustee. Form of debt security is included in Exhibit 4.5. (Any additional forms of debt securities will be filed with the SEC)

	4.6		Conformed copy of Indenture dated as of June 15, 2002, relating to Subordinated Debt Securities between Goodyear and JPMorgan Chase Bank, as Trustee. Form of subordinated debt security is included in Exhibit 4.6. (Any additional forms of subordinated debt securities will be filed with the SEC).

	4.7		Form of Debt Warrant Agreement, including form of Debt Warrant Certificate.

	4.8		Form of Stock Warrant Agreement, including form of Stock Warrant Certificate.

	4.9	*	Form of Stock Purchase Contract including form of Stock Purchase Contract Certificate.

	4.10	*	Form of Unit Agreement, including form of Unit Certificate.

	4.11		Declaration of Trust of Goodyear Capital Trust I.

	4.12		Certificate of Trust of Goodyear Capital Trust I.

	4.13		Declaration of Trust of Goodyear Capital Trust II.

	4.14		Certificate of Trust of Goodyear Capital Trust II.

	4.15		Declaration of Trust of Goodyear Capital Trust III.

	4.16		Certificate of Trust of Goodyear Capital Trust III.

	4.17		Form of Guarantee Agreement relating to Goodyear’s guarantee for the benefit of holders of Trust Preferred Securities issued by Goodyear Capital Trust I, II and III.

5	5.1		Opinion of C. Thomas Harvie, Esq., Senior Vice President, General Counsel and Secretary of Goodyear, as to the validity of the securities being offered.

	5.2		Opinion of Morris, Nichols, Arsht & Tunnell as to the validity of trust preferred securities being offered.

12	12.1		Computation of Ratio of Earnings to Fixed Charges for Goodyear and its consolidated subsidiaries.

23	23.1		The consent of PricewaterhouseCoopers LLP, independent accountants, to the incorporation by reference in this Registration Statement on Form S-3 of their report dated February 4, 2002, appearing at page 52 of Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2001.

	23.2		The consent of C. Thomas Harvie, Esq., Vice President and General Counsel of Goodyear, is included in his opinion filed as Exhibit 5.1 to this Registration Statement.

	23.3		The consent of Morris, Nichols, Arsht & Tunnell is included in their opinion filed as Exhibit 5.2 to this Registration Statement.

24	24.1		Power of Attorney, dated June 3, 2002, authorizing Robert W. Tieken, C. Thomas Harvie, Stephanie W. Bergeron and John W. Richardson, or any one of them, to sign this Registration Statement on behalf of Goodyear and certain of the directors and officers of Goodyear.

25	25.1		Statement of Eligibility, dated June 17, 2002, of JPMorgan Chase Bank on Form T-1 relating to the Indenture, dated as of June 1, 2002, between Goodyear and JPMorgan Chase Bank.

	25.2		Statement of Eligibility, dated June 17, 2002, of JPMorgan Chase Bank on Form T-1 relating to the Subordinated Debt Securities Indenture, dated as of June 15, 2002, between Goodyear and JPMorgan Chase Bank.

	25.3		Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities of Goodyear Capital Trust I.

	25.4		Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities of Goodyear Capital Trust II.

	25.5		Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities of Goodyear Capital Trust III.

Exhibit	Exhibit
Item	Number	Description

	25.6	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities Guarantees of Goodyear for the benefit of the holders of Trust Preferred Securities of Goodyear Capital Trust I.

	25.7	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities Guarantees of Registrant for the benefit of the holders of Trust Preferred Securities of Goodyear Capital Trust II.

	25.8	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities Guarantees of Registrant for the benefit of the holders of Trust Preferred Securities of Goodyear Capital Trust III.

*	To be filed either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with a specific offering.

Item 17.     Undertakings.

      A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of June, 2002.

THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ STEPHANIE W. BERGERON

Stephanie W. Bergeron,
Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Samir G. Gibara	Chairman of the Board and Chief Executive Officer and a Director (Principal Executive Officer)

Robert W. Tieken	Executive Vice President (Principal Financial Officer)	By: /s/ STEPHANIE W. BERGERON Stephanie W. Bergeron (Signing as the Principal Accounting Officer of registrant and as Attorney-in-Fact for the directors and officers whose names appear opposite)

John G. Breen	Director

Edward T. Fogarty	Director

William J. Hudson, Jr.	Director

Robert J. Keegan	Director	Dated: June 19, 2002

Philip A. Laskawy	Director

Steven A. Minter	Director

Agnar A. Pytte	Director

Martin D. Walker	Director

Kathryn D. Wriston	Director

James M. Zimmerman	Director

      Pursuant to the requirements of the Securities Act of 1933, Goodyear Capital Trust I, Goodyear Capital Trust II and Goodyear Capital Trust III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on From S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned thereunto duly authorized, in Akron, Ohio, on this 19th day of June, 2002.

GOODYEAR CAPITAL TRUST I

By: The Goodyear Tire & Rubber Company, Sponsor

By:	/s/ STEPHANIE W. BERGERON

Stephanie W. Bergeron,
Senior Vice President and Treasurer

GOODYEAR CAPITAL TRUST II

By: The Goodyear Tire & Rubber Company, Sponsor

By:	/s/ STEPHANIE W. BERGERON

Stephanie W. Bergeron,
Senior Vice President and Treasurer

GOODYEAR CAPITAL TRUST III

By: The Goodyear Tire & Rubber Company, Sponsor

By:	/s/ STEPHANIE W. BERGERON

Stephanie W. Bergeron,
Senior Vice President and Treasurer

INDEX OF EXHIBITS

Exhibit	Exhibit
Item	Number		Description

1	1.1		Form of Underwriting Agreement for Debt Securities

	1.2		Form of Underwriting Agreement for Common Stock.

4	4.1	Certificate of Amended Articles of Incorporation of Goodyear, dated December 20, 1954,
Certificate of Amendment to Amended Articles of Incorporation of Goodyear, dated April 6, 1993, and Certificate of Amendment to Amended Articles of Incorporation of Goodyear dated June 4, 1996 (three documents comprising Goodyear’s Articles of Incorporation as amended to date).

	4.2		Code of Regulations of Goodyear adopted November 22, 1955, and amended April 5, 1965, April 7, 1980, April 6, 1981 and April 13, 1987.

	4.3		Conformed copy of Amended and Restated Rights Agreement, dated as of April 15, 2002, between Goodyear and EquiServe Trust Company, N.A., Rights Agent.

	4.4		Specimen nondenominational certificate for shares of the Common Stock, without par value, of Goodyear.

	4.5		Conformed copy of Indenture, dated as of June 1, 2002, relating to Debt Securities between Goodyear and JPMorgan Chase Bank, as Trustee. Form of debt security is included in Exhibit 4.5. (Any additional forms of debt securities will be filed with the SEC).

	4.6		Conformed copy of Indenture dated as of June 15, 2002, relating to Subordinated Debt Securities between Goodyear and JPMorgan Chase Bank, as Trustee. Form of subordinated debt security is included in Exhibit 4.6. (Any additional forms of subordinated debt securities will be filed with the SEC).

	4.7		Form of Debt Warrant Agreement, including form of Debt Warrant Certificate.

	4.8		Form of Stock Warrant Agreement, including form of Stock Warrant Certificate.

	4.9	*	Form of Stock Purchase Contract, including form of Stock Purchase Contract Certificate.

	4.10	*	Form of Unit Agreement, including form of Unit Certificate.

	4.11		Declaration of Trust of Goodyear Capital Trust I.

	4.12		Certificate of Trust of Goodyear Capital Trust I.

	4.13		Declaration of Trust of Goodyear Capital Trust II.

	4.14		Certificate of Trust of Goodyear Capital Trust II.

	4.15		Declaration of Trust of Goodyear Capital Trust III.

	4.16		Certificate of Trust of Goodyear Capital Trust III.

	4.17		Form of Guarantee Agreement relating to Goodyear’s guarantee for the benefit of holders of Trust Preferred Securities issued by Goodyear Capital Trust I, II and III.

5	5.1		Opinion of C. Thomas Harvie, Esq., Senior Vice President, General Counsel and Secretary of Goodyear, as to the validity of the securities being offered.

	5.2		Opinion of Morris, Nichols, Arsht & Tunnell as to the validity of trust preferred securities being offered.

12	12.1		Computation of Ratio of Earnings to Fixed Charges for Goodyear and its consolidated subsidiaries.

23	23.1		The consent of PricewaterhouseCoopers LLP, independent accountants, to the incorporation by reference in this Registration Statement on Form S-3 of their report dated February 4, 2002, appearing at page 52 of Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2001.

	23.2		The consent of C. Thomas Harvie, Esq., Vice President and General Counsel of Goodyear, is included in his opinion filed as Exhibit 5.1 to this Registration Statement.

	23.3		The consent of Morris, Nichols, Arsht & Tunnell is included in their opinion filed as Exhibit 5.2 to this Registration Statement.

Exhibit	Exhibit
Item	Number	Description

24	24.1	Power of Attorney, dated June 3, 2002, authorizing Robert W. Tieken, C. Thomas Harvie, Stephanie W. Bergeron and John W. Richardson, or any one of them, to sign this Registration Statement on behalf of Goodyear and certain of the directors and officers of Goodyear.

25	25.1	Statement of Eligibility, dated June 17, 2002, of JPMorgan Chase Bank on Form T-1 relating to the Indenture, dated as of June 1, 2002, between Goodyear and JPMorgan Chase Bank.

	25.2	Statement of Eligibility, dated June 17, 2002, of JPMorgan Chase Bank on Form T-1 relating to the Subordinated Debt Securities Indenture, dated as of June 15, 2002, between Goodyear and JPMorgan Chase Bank.

	25.3	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities of Goodyear Capital Trust I.

	25.4	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities of Goodyear Capital Trust II.

	25.5	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities of Goodyear Capital Trust III.

	25.6	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities Guarantees of Goodyear for the benefit of the holders of Trust Preferred Securities of Goodyear Capital Trust I.

	25.7	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities Guarantees of Goodyear for the benefit of the holders of Trust Preferred Securities of Goodyear Capital Trust II.

	25.8	Statement of Eligibility, dated June 17, 2002, on Form T-1 of JPMorgan Chase Bank as trustee for the Trust Preferred Securities Guarantees of Goodyear for the benefit of the holders of Trust Preferred Securities of Goodyear Capital Trust III.

*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with a specific offering.